          ======================================================================
          Application for Multi-Account Flexible Payment Variable Annuity Policy The Manufacturers Life Insurance Company of America
          (hereinafter referred to as The Company)

Manulife Financial Logo

Application No.
Please print.  Owner must initial call changes.
--------------------------------------------------------------------------------
1. Owner
Note: If joint ownership is intended, the contract will be held in joint tenancy with right of survivorship unless specified otherwise.

________________________________________________________________________________
Name               (Last                 First                 Middle)

________________________________________________________________________________
Address

________________________________________________________________________________
City                                State                       Zip Code
                                                          [  ] Male  [  ] Female
__________________________________
Date of Birth           (mmm/dd/yy)

________________________________________________________________________________
Employer Name and Address

________________________________________________________________________________
Tax I.D. No./Soc. Sec. No.
                                                 (       )        -
________________________________________________________________________________
Occupation                                       Telephone Number



Joint Owner (if any)


________________________________________________________________________________
Name               (Last                 First                 Middle)

________________________________________________________________________________
Address

________________________________________________________________________________
City                                State                       Zip Code
                                                          [  ] Male  [  ] Female
__________________________________
Date of Birth           (mmm/dd/yy)

________________________________________________________________________________
Employer Name and Address

________________________________________________________________________________
Tax I.D. No./Soc. Sec. No.
                                                 (       )        -
________________________________________________________________________________
Occupation                                       Telephone Number


2. Annuitant (Complete this Section only if the Annuitant is different from the Owner) Note; For an IRA, the Annuitant and the Owner must be the same person.

________________________________________________________________________________
Name               (Last                 First                 Middle)

________________________________________________________________________________
Address

________________________________________________________________________________
City                                State                       Zip Code
                                                          [  ] Male  [  ] Female
__________________________________
Date of Birth           (mmm/dd/yy)

________________________________________________________________________________
Tax I.D. No./Soc. Sec. No.


3. Beneficiary
Primary_________________________________________________________________________
       Name        (Last                 First                 Middle)


________________________________________________________________________________
Relationship to Owner

________________________________________________________________________________
Date of Birth    (mmm/dd/yy)                Tax I.D. No./Soc. Sec. No.


Secondary
         _______________________________________________________________________
         Name        (Last                 First                Middle)


________________________________________________________________________________
Relationship to Owner

________________________________________________________________________________
Date of Birth    (mmm/dd/yy)                Tax I.D. No./Soc. Sec. No.


4. Type of Plan
(a) Check (x) type of Plan  [  ] Non-Qualified Plan [  ] Qualified Plan
(b) Check (x) type of Qualified Plan
      Purchase as an investment by:
      [  ] Pension Plan/Profit Sharing Plan
           (Complete Qualified Plan Supplement Form IA0102)
      [  ] IRA Trust (Complete Application Supplement for Investment
            of IRA Trust Form IA0103)
      [  ] Other ___________________________________________
(c) Check (x) type of IRA and complete IRA Supplement Form IA0101
      [  ] Regular
      [  ] Spousal
      [  ] Transfer from another IRA (Complete Form IA0100)
      [  ] Rollover
      [  ] Combined-Rollover & Regular Contributions


5. Annuity Date
Note: If not completed, the Elected Annuity Date will be the last day of the Policy Year in which the Annuitant reaches Age 85, except for IRA where payments must begin no later than April 1 of the year following the year in which age
70 1/2 is attained.

          Elected Annuity Date______________________________________
                                             (mmm/dd/yy)

================================================================================
                                      Page 1

[Bar Code]

Manulife Financial and the block design are registered service marks of The Manufacturers Life Insurance Company and are used by it and its subsidiaries. Form NB0175UA (0197)

Application No.                             PLEASE PRINT
================================================================================
6. Asset Allocation
(a)  Initial Purchase Payment
     Select the account(s) for allocation of your initial purchase payment. Indicate the percentage to be allocated to each account selected. There are no minimum percentage, but allocation percentages must be whole numbers. The total must be 100%.
         Variable Accounts
           [  ] Pacific Rim Emerging Markets Trust        ______%
           [  ] Emerging Growth Trust                     ______%
           [  ] International Stock Trust                 ______%
           [  ] Quantitative Equity Trust                 ______%
           [  ] Real Estate Securities Trust              ______%
           [  ] Balanced Trust                            ______%
           [  ] Capital Growth Bond Trust                 ______%
           [  ] Money Market Trust                        ______%
         Fixed Accounts
           [  ] ______ Year Guarantee Period  ______%
           [  ] ______ Year Guarantee Period  ______%
           [  ] ______ Year Guarantee Period  ______%
           [  ] ______ Year Guarantee Period  ______%
           [  ] ______ Year Guarantee Period  ______%
           [  ] ______ Year Guarantee Period  ______%
           [  ] ______ Year Guarantee Period  ______%
           [  ] ______ Year Guarantee Period  ______%
                    [  ] Guaranteed Interest Account ______%
              (Refer to the prospectus for applicable conditions)

     Total check amount $__________
     (Make check payable to The Manufacturers Life Insurance Company of America)

     IRA PLANS     This payment represents  (a)  [  ] regular contributions of
     ONLY:         $__________ for tax year _______ and $_________ for tax year
                    _________; or (b) [  ] a rollover/transfer contribution of
                   $_______

(b)  Planned Subsequent Purchase Payments
     Allocation percentages for subsequent purchase payments will be based on your last request unless otherwise directed.
(c)  Telephone Transfers
     [ ] Yes, I have read the telephone transfer authorization under the Special Features section and have decided to elect telephone transfers.

7.  Other Coverage
(a) Have you purchased another life insurance or annuity product from The Manufacturers Life Insurance Company, The Manufacturers Life Insurance Company (USA), or The Manufacturers Life Insurance Company of America within the last 12 months?
                                          [ ] Yes [ ] No If "yes", give details:
    ____________________________________________________________________________
(b) Is this annuity intended to replace/exchange or change any existing life insurance or annuity policy?
                                          [ ] Replace  [ ] Exchange  [ ] Change
    Specify company and plan.___________________________________________________

8.  Agreement and Signature
(a)  Have you received a current prospectus for the policy you have applied for?
                                                            [ ] Yes       [ ] No
     Date of prospectus ________________ date of any supplement ________________
(b) DO YOU UNDERSTAND THAT, UNDER THE POLICY APPLIED FOR, THE PORTION OF THE CASH VALUE INVESTED IN THE VARIABLE ACCOUNTS MAY INCREASE OR DECREASE DEPENDING ON INVESTMENT EXPERIENCE?
                                                            [ ] Yes       [ ] No
(c) WITH THAT IN MIND, IS THE POLICY IN ACCORD WITH YOUR INVESTMENT OBJECTIVES AND YOUR ANTICIPATED FINANCIAL NEEDS?
                                                            [ ] Yes       [ ] No

The Owner(s) agrees that the answers and statements in this application are complete and true to the best of his/her knowledge and belief. Acceptance of any policy issued in response to this application will constitute agreement to the terms of the policy, and ratification of any changes specified by The Company in the policy. Any change of amount, classification, plan, benefits or age at issue will be made only with the Owner(s)' written consent. The Owner(s) assumes full responsibility for tax and interest penalties for withdrawals from this policy.

THE OWNER(S) UNDERSTANDS THAT: (A) UNDER THE POLICY APPLIED FOR, THE POSITION OF THE AMOUNT INVESTED IN THE VARIABLE ACCOUNTS MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT EXPERIENCE OF THE CHOSEN ACCOUNTS, AND IS NOT GUARANTEED AS
TO THE DOLLAR AMOUNT; AND (B) AMOUNTS REMOVED FROM A FIXED ACCOUNT PRIOR TO THE MATURITY DATE OF THAT ACCOUNT ARE SUBJECT TO A MARKET VALUE ADJUSTMENT, WHICH WILL RESULT IN EITHER AN UPWARD OR DOWNWARD ADJUSTMENT.

Signed at _______________________________________ this ___________day of
___________________________________ 19_____.

_____________________________________________  _________________________________
Witness (Registered Representative)            Signature of Owner

_____________________________________________  _________________________________
Witness (Registered Representative)            Signature of Joint Owner (if any)

_____________________________________________
Name of Registered Representative (Print Name)


================================================================================

Application No.                        PLEASE PRINT
================================================================================
Special Features
DOLLAR        [ ] Check here if you would like to participate in Dollar Cost
COST              Averaging.
AVERAGING     If the Policy Value is equal to or less than $15,000 there will be a $5 charge each month.

              Select one Variable Account to Dollar Cost Average FROM:
              We recommend the Money Market Trust Fund.*



              [  ] Pacific Rim Emerging Markets Trust
              [  ] Emerging Growth Trust
              [  ] International Stock Trust
              [  ] Quantitative Equity Trust
              [  ] Real Estate Securities Trust
              [  ] Balanced Trust
              [  ] Capital Growth Bond Trust
              [  ] Money Market Trust



              ____________________________________
              Signature of Owner(s)


              Select the Variable Account(s) and/or the Guaranteed Interest Account to Dollar Cost Average TO by indicating the dollar amount to be transferred monthly. Total amount must be at least $500. Must be whole dollars.

              Pacific Rim Emerging Markets Trust       $__________
              Emerging Growth Trust                    $__________
              International Stock Trust                $__________
              Quantitative Equity Trust                $__________
              Real Estate Securities Trust             $__________
              Balanced Trust                           $__________
              Capital Growth Bond Trust                $__________
              Money Market Trust                       $__________

              Fixed Account (Term _______)             $__________

                       Guaranteed Interest Account

                               ___________________________________
                               Date (mmm/dd/yy)


              * Although you may dollar cost average from any of the eight funds, dollar cost averaging assumes the use of a stable FROM fund such as the Money-Market Trust Fund. Selecting the Money-Market Trust Fund as the FROM fund will minimize the impact of volatile selling prices on transfers TO the fund(s) selected.

================================================================================

ASSET         [ ] Check here if you would like your asset allocation re-balanced
ALLOCATION        semi-annually.
BALANCING     Select the asset allocation to be maintained on a semi-annual basis by indicating percentages of the Variable Account(s).
              Percentages must be whole numbers and total 100%.

              Pacific Rim Emerging Markets Trust      __________%
              Emerging Growth Trust                   __________%
              International Stock Trust               __________%
              Quantitative Equity Trust               __________%

              ____________________________________
              Signature of Owner(s)


              Real Estate Securities Trust             __________%
              Balanced Trust                           __________%
              Capital Growth Bond Trust                __________%
              Money Market Trust                       __________%

                               __________________________________
                               Date (mmm/dd/yy)

================================================================================

TELEPHONE                           Toll-Free Telephone Number 1-800-827-4546
TRANSFER AND                                                   1-800-VARILINE
ALLOCATION       I understand and agree that: Telephone transfers and allocation
AUTHORIZATION    changes will be subject to the conditions of the CHANGE policy, the administrative requirements of The Company, and the provisions of the policy's prospectus.

                 The Company may act on telephone instructions from any person purporting to be the policyholder. The Company, its agents, representatives or employees who act on its behalf will not be subject to any claim, liability, loss, expense or cost if it acted in good faith upon telephone instructions it reasonably believes to be genuine in reliance on this signed authorization. The Company will employ reasonable procedures to confirm that instructions communicated by telephone are genuine. Such procedures shall consist of confirming a valid telephone authorization form is on file, tape recording conversations and providing written confirmation thereof.

                 The Company, at its option alone and without prior or subsequent notice to the Policyowner, or nay other person or representative of the Policyowner, may record all or part of any telephone conversation containing telephone transfer and/or allocation change instructions.

                 All terms of authorization are binding upon the agents, heirs and assignees of the Policyowner.

                 This telephone Transfer/Allocation Change Authorization will be effective until such time as (a) written revocation is received by The Company's Service Office, or (b) The Company discontinues this privilege, whichever occurs first.

                 __________________________________    _________________________
                 Signature of Owner(s)                 Date (mmm/dd/yy)

================================================================================

MANUMATIC        [ ] Check here if you wish to elect the Manumatic feature.
                     Complete Manumatic Check Plan Agreement Form PS1612UA.
================================================================================

Application No.                             PLEASE PRINT
================================================================================

Agent's Report (To be answered by the Registered Representative)
             Please complete both Agent/Broker and Region sections.

              Agent/Broker Information:

              1. Name                     Code                Share %
                 1._____________________________________________________________
                 2._____________________________________________________________
                 3._____________________________________________________________

              Region Information:
                 Name                     Code                Share %
                 1._____________________________________________________________
                 2._____________________________________________________________
                 3._____________________________________________________________

              2. If the Owner is a Corporation, Partnership, Trust or other legal entity, the NASD requires such entity to provide The Company with documentation detailing the name(s) of all individuals authorized to transact business on behalf of the entity. This requirement will be satisfied by submitting a copy of the Corporation Resolution, Partnership Agreement or Certification by Trustee form.

                 List the Name(s) of individual(s) authorized to transact business on behalf of the entity:______________________________
                 _______________________________________________________________
                 _______________________________________________________________
                 _______________________________________________________________

================================================================================

INVESTOR         These questions apply to the Owner(s) of the Policy.
SUITABILITY      Check the applicable boxes.

                 1. Annual Income    [  ] under $10,000
                                     [  ] $10,000-$14,999
                                     [  ] $15,000-$24,999
                                     [  ] $25,000-$34,999
                                     [  ] $35,000-$49,999
                                     [  ] $50,000-$99,999
                                     [  ] $100,000-$249,999
                                     [  ] $249,999 +

                 2. Net Worth        [  ] under $100,000
                                     [  ] $100,000-$250,000
                                     [  ] $250,000-$500,000
                                     [  ] $500,000-$1,000,000
                                     [  ] $1,000,000 +

                 3. [ ] The Owner(s) decline to provide answers to the
                        questions relating to income and net worth.

                 4. Additional information to be used in assessing suitability
                    (please give explanation if spouse's income is to be included in determining suitability, if answer to income and net worth have not been provided, etc.): _______________
                     ___________________________________________________________
                     ___________________________________________________________
                     ___________________________________________________________

================================================================================

REPLACEMENT      To the best of your knowledge, is this policy to replace or will it cause a change in, or involve a loan under, any
                 insurance or annuity policy on nay Annuitant's life, or in any insurance or annuity policy owned by the Owner?
                                                            [ ] Yes   [ ] No

                 If yes, give details and complete any replacement forms that are required. Advise whether any policy being replaced was itself a replacement policy within the past 5 years.
                 _______________________________________________________________
                 _______________________________________________________________

================================================================================

CERTIFICATION    I certify that a current prospectus (and any supplement) for
OF               the policy applied for has been given to the Owner(s) and that
REGISTERED       no written sales materials other than those approved by the
REPRESENTATIVE   appropriate authorities have been used.


                 _______________________________________________________________
                 Signature of Registered Representative

                 _______________________________________________________________
                 Place and Date (mmm//dd//yy)


OFFICE OF        Has this application been approved by the Office of
SUPERVISORY      Supervisory Jurisdiction?                [ ] Yes     [ ] No
JURISDICTION     If answer is "No", explain_____________________________________

                 _______________________________________________________________


                 ________________________________
                 Name of Broker/Dealer

                 ________________________________
                 Signature of Registered Principal

                 ________________________________
                 Date (mmm/dd/yy)


================================================================================
                                     Page 4